Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie Hayes, Investor Relations @ 630-574-3012

GREAT LAKES EXECUTES $175 MILLION REVOLVING CREDIT FACILITY

Oak Brook, Illinois — June 7, 2012 — Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition and remediation services, today announced it has closed on a $175 million five year revolving credit facility. Wells Fargo Bank, National Association, (“Wells”) acted as Administrative Agent, Swingline Lender and an Issuing Lender. The bank group consists of Wells, Bank of America, N.A., PNC Bank, Fifth Third Bank, BMO Harris Bank, MB Financial Bank and Deutsche Bank.

Great Lakes intends to use the facility for letters of credit, working capital, future acquisitions and other general corporate purposes. Interest on borrowings under the facility are calculated based upon a margin over either a Base Rate or LIBOR, at the Company’s election and are dependent on certain financial ratios. This interest rate mechanism allows the Company more flexibility to benefit from today’s low rate environment. The former facility, which had no borrowings and only letters of credit outstanding, was paid off in conjunction with closing this new facility.

The revolving credit facility is an unsecured facility and will remain unsecured provided the Company maintains a total leverage ratio less than or equal to 3.75 to 1.00 as of the end of each fiscal quarter. If the leverage ratio exceeds 3.75 to 1.00, or an event of default occurs and is not cured within the applicable grace period, the revolving credit facility will cease to remain unsecured. This “springing lien” feature of the revolving credit agreement allows the Company the benefit of an unsecured line of credit while giving the lenders the ability to provide a facility that has security features available should the Company choose to increase leverage based upon business decisions. In the event of the facility becomes secured, outstanding obligations shall be automatically secured by certain vessels and all domestic accounts receivable, subject to the liens and interests of other parties (including the Company’s bonding provider) holding first priority perfected liens.

Bruce Biemeck, President and Chief Financial Officer stated, “Our new unsecured revolving credit facility is reflective of the improvement in Great Lakes’ credit profile over the last five years. In the third quarter of 2011, we completed a new unsecured surety agreement and proceeded toward this agreement. We appreciate the support of the lenders in providing a facility responsive to Great Lakes financial discipline and current position, that helps all parties achieve the goals set at the beginning of the refinancing process. Our lenders understand the strength of Great Lakes’ balance sheet, business discipline and operational controls today and the prospects for responsible growth in the future.”

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. The Company owns a 50% interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50% interest in an environmental service operation with the ability to remediate soil and dredged sediment treatment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 122-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2011, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.